EXHIBIT 32.1

CERITIFCATION PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Quarterly Report of Language Enterprises Corp., a Nevada corporation (the “Company”), on Form 10-QSB for the period ending January 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan Moore, President and Principal Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report duly complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan Moore
Jonathan Moore, President and Principal Executive Officer
and Chief Financial Officer

March 17, 2007